EXHIBIT 1


                CERTAIN INFORMATION REGARDING THE DIRECTORS
             AND EXECUTIVE OFFICERS OF FIRST UNION CORPORATION


     First Union Corporation is registered a bank holding company, incorporated under the laws of the State of North Carolina. The address of its principal executive office is One First Union Center, Charlotte, North Carolina 28288. The following table (which is based solely upon information provided to the Reporting Persons by First Union Corporation) sets forth the name, residence or business address, present occupation or employment of each director and executive officer of First Union Corporation, along with the name, principal business and address of any corporation or other organization in which such employment is conducted:


                                                                 OCCUPATION OR EMPLOYMENT
                                  BUSINESS (B) OR               NAME OF EMPLOYER, BUSINESS
                                   RESIDENCE (R)                OF EMPLOYER, ADDRESS OF
        NAME                          ADDRESS                           EMPLOYER



     DIRECTORS

 Robert D. Davis            (R)  1041 Ponte Vedra Blvd.           Chairman, D.D.I., Inc., investments
                                 Ponte Vedra Beach, FL 32082      P.O. Box 2088
                                                                  Jacksonville, FL  32203-2088


 Roddey Dowd, Sr.           (R)  1242 Queens Road West           Chairman, Charlotte Pipe and Foundry
                                 Charlotte, NC  28207            Company, a manufacturer of pipe and
                                                                 fittings
                                                                 P.O. Box 35430
                                                                 Charlotte, NC  28235


 William H. Goodwin, Jr.    (R)  6701 River Road                 Chairman, AMF Companies, a
                                 Richmond, VA  23229             manufacturer of sports and other
                                                                 equipment
                                                                 901 East Cary Street, Suite 1400
                                                                 Richmond, VA  23219

 Torrence E. Hemby, Jr.     (R)  2633 Richardson Drive           President, Beverly Crest Corporation,
                                 Charlotte, NC  28211            real estate development
                                                                 2809 Cavan Court
                                                                 Charlotte, NC  28270

 Jack A. Laughery           (B)  800 Tiffany Blvd., Suite 305    Investor
                                 Rocky Mount, NC  27804



                                                                 OCCUPATION OR EMPLOYMENT
                                  BUSINESS (B) OR               NAME OF EMPLOYER, BUSINESS
                                   RESIDENCE (R)                OF EMPLOYER, ADDRESS OF
        NAME                          ADDRESS                           EMPLOYER

 Radford D. Lovett          (R)  129 Ponte Vedra Blvd.            Chairman, Commodores Point Terminal
                                 Ponte Vedra Beach, FL 32082      Corp., an operator of a marine terminal
                                                                  and real estate
                                                                  P.O. Box 4069
                                                                  Jacksonville, FL 32201


 Randolph N. Reynolds       (R)  8605 River Road                  President & CEO, Reynolds
                                 Richmond, VA  23261              International, Inc., an aluminum
                                                                  manufacturer
                                                                  P.O. Box 27002
                                                                  Richmond, VA  23261


 John D. Uible              (B)  225 Water Street                 Investor
                                 Suite 840
                                 Jacksonville, FL 32202

 Kenneth G. Younger         (R)  3639 Country Club Dr.            Consultant
                                 Gastonia, NC  28054


 G. Alex Bernhardt          (R)  7120 Green Hill Circle           President and Chief Executive Officer,
                                 Blowing Rock, NC 28605           Bernhardt Furniture Company, furniture
                                                                  manufacturing
                                                                  P.O. Box 740
                                                                  Lenoir, NC  28645

 W. Waldo Bradley           (R)  Sylvan Island                    Chairman, Bradley Plywood
                                 Savannah, GA  31404              Corporation, building materials
                                                                  P.O. Box 1408
                                                                  Savannah, GA  31402-1408


 Brenton S. Halsey          (R)  213 Ampthill Road                Chairman Emeritus, James River
                                 Richmond, VA  23226              Corporation, marketer & manufacturer of
                                                                  consumer products
                                                                  P.O. Box 2218
                                                                  Richmond, VA  23217


 Howard H. Haworth          (R)  217 Riverside Drive              President, The Haworth Group and The
                                 Morganton, NC  28655             Haworth Foundation, Inc., investments
                                                                  First Union National Bank Bldg.
                                                                  300 N. Green St., Suite 201
                                                                  Morganton, NC  28655



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



                                                                 OCCUPATION OR EMPLOYMENT
                                  BUSINESS (B) OR               NAME OF EMPLOYER, BUSINESS
                                   RESIDENCE (R)                OF EMPLOYER, ADDRESS OF
        NAME                          ADDRESS                           EMPLOYER

 Leonard G. Herring         (R)  310 Coffey Street                President and Chief Executive Officer,
                                 North Wilkesboro, NC 28659       Lowe's Companies, Inc., a retailer of
                                                                  building materials and related products
                                                                  for home improvements
                                                                  P.O. Box 1111
                                                                  North Wilkesboro, NC 28656


 Henry D. Perry, Jr., M.D.  (R)  12240 N.W. 8th Street            Physician, retired
                                 Plantation, FL  33325

 Lanty L. Smith             (R)  1401 Westridge Road              Chairman and Chief Executive Officer,
                                 Greensboro, NC  27401            Precision Fabrics Group, Inc., a
                                                                  manufacturer of technical, high-
                                                                  performance textile products
                                                                  North Carolina Trust Bldg., Suite 600
                                                                  Greensboro, NC  27401

 Dewey L. Trogdon           (R)  P.O. Box 1477                    Chairman, Cone Mills Corporation, a
                                 Banner Elk, NC  28604            textile manufacturer
                                                                  1201 Maple Street
                                                                  Greensboro, NC  27405

 Robert J. Brown            (R)  1129 Pennywood Drive             Chairman, President and Chief Executive
                                 High Point, NC  27265            Officer, B&C Associates, Inc., a public
                                                                  relations and marketing research firm
                                                                  P.O. Box 2636
                                                                  High Point, NC  27261

 Edward E. Crutchfield, Jr.               *                       Chairman and Chief Executive Officer,
                                                                  First Union Corporation*


 R. Stuart Dickson          (R)  2235 Pinewood Circle             Chairman of the Executive Committee,
                                 Charlotte, NC  28211             Ruddick Corporation, a diversified
                                                                  holding company
                                                                  2000 Two First Union Center
                                                                  Charlotte, NC  28282


 B. F. Dolan                (B)  1990 Two First Union Center      Investor
                                 Charlotte, NC  28282




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




                                                                 OCCUPATION OR EMPLOYMENT
                                  BUSINESS (B) OR               NAME OF EMPLOYER, BUSINESS
                                   RESIDENCE (R)                OF EMPLOYER, ADDRESS OF
        NAME                          ADDRESS                           EMPLOYER

 John R. Georgius                       *                         President, First Union Corporation *


 Max Lennon                 (B)  1000 Naturally Fresh Blvd.       President & CEO, Eastern Foods, Inc., a
                                 Atlanta, GA  30348               food manufacturer & distributor
                                                                  1000 Naturally Fresh Blvd.
                                                                  Atlanta, GA  30348

 Ruth G. Shaw               (C)  2834 Oldenway Drive              Senior Vice President for Corporate
                                 Charlotte, NC  28269             Resources, Duke Power Company, an
                                                                  investor-owned electric utility
                                                                  P.O. Box 1009
                                                                  Charlotte, NC  28201-1009


 B. J. Walker                           *                         Vice Chairman, First Union Corporation *





 EXECUTIVE OFFICERS
  (NOT OTHERWISE
   LISTED ABOVE)


 Robert T. Atwood                       *                         Executive Vice President and Chief
                                                                  Financial Officer, First Union
                                                                  Corporation *


 Marion A. Cowell, Jr.                  *                         Executive Vice President, Secretary and
                                                                  General Counsel, First Union
                                                                  Corporation *




* First Union Corporation is registered a bank holding company, and the address of its principal executive office is One First Union Center, Charlotte, North Carolina 28288 (which is the business address of such director or executive officer).

   Each of the directors and executive officers of First Union Corporation is a U.S. citizen. Neither First Union Corporation nor any of its directors and executive officers has been, during the last five years, convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, as a result of which any of them was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.




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